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                                                                   EXHIBIT 10.23


                          BANYAN SYSTEMS INCORPORATED

                  EXECUTIVE OFFICER RESTRICTED STOCK AGREEMENT
                    GRANTED UNDER 1992 STOCK INCENTIVE PLAN



     This Restricted Stock Agreement (this "Agreement") is made this 16th day of October, 1998, between Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and Anthony J. Bellantuoni (the "Participant").

     For valuable consideration, receipt of which is acknowledged, the Company and the Participant (each, a "Party" and together, the "Parties") each agree as follows:

     1.   Purchase of Shares.
          ------------------

     The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 1992 Stock Incentive Plan, as amended (the "Plan"), 30,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"), at a purchase price of $0.01 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

     2.   Purchase Option.
          ---------------

     (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, or the Participant announces his intention to terminate his employment with the Company, prior to October 16, 2001, the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a sum of $0.01 per share (the "Option Price"), any or all of the Unvested Shares (as defined below).

     "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% during the 24-month period ending October 16, 2000, (ii) 60% during the 12-month period ending October 16, 2001 and (iii) zero on or after October 16, 2001. Notwithstanding the foregoing, the Applicable Percentage referred to in clauses (i) and (ii) above shall each be reduced by one-fifth of 100% and one-third of 60% (e.g., from 100% to 80%, from 60% to 40% and from 20% to zero), respectively, in accordance with each of the following: (A) on October 16, 1999, if, at any time after November 30, 1998, the 30 Day Fair Market Value (as defined below) per share of Common Stock equals or exceeds $6.00, or, on the first such date after October 16, 1999 when the 30 Day Fair Market Value per share of Common Stock equals or exceeds $6.00, (B) on April 16, 2000, if, at any time after November 30, 1998, the 30 Day Fair Market Value per share of Common Stock equals or exceeds $9.00, or, on the first such date after April 16, 2000 when the 30 Day Fair Market Value per share of Common Stock equals or exceeds $9.00 and (C) on April 16, 2000, if, any time after November 30, 1998, the 30 Day Fair Market Value per share of Common Stock equals or exceeds $12.00, or, on the first such date after April 16, 2000 when the 30 Day Fair Market Value per share of Common Stock equals or exceeds $12.00.

     The "30 Day Fair Market Value" per share of Common Stock shall be determined as follows:

          (I) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the date of calculation, the 30 Day Fair Market Value per share of Common Stock shall be deemed to be the arithmetic average of the last reported sale price per share of Common Stock thereon for the 30 trading days ended on the trading day immediately preceding the date of calculation; or, if no such price is reported for each trading day in such 30-trading day period, the 30 Day Fair Market Value per share of Common Stock shall be determined pursuant to the following clause (II).

          (II) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq system or another nationally recognized exchange or trading system as of the date of calculation or for each trading day in such 30-trading day period, the 30 Day Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); or, if the Board of Directors has not made such a determination within the two-month period prior to the date of calculation, then the 30 Day Fair Market Value per share of Common Stock shall be the amount determined by the Board of Directors in its sole discretion.

     (b) In the event that the Participant's employment with the Company is terminated by reason of death or disability, the number of the Shares for which the Purchase Option becomes exercisable shall be fifty percent (50%) of the number of Unvested Shares for which the Purchase Option would otherwise become exercisable. For this purpose, "disability" shall mean the Participant's absence from the full-time performance of the Participants's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant's legal representative.

     (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     3.   Exercise of Purchase Option and Closing.
          ---------------------------------------

     (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or the Participant's estate), within 60 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

     (b) Within 10 days after delivery to the Participant of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or the Participant's estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 8, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

     (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

     (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

     (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

     (f) The Company may assign its Purchase Option to one or more persons or entities.

     4.   Restrictions on Transfer.
          ------------------------

     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that
                                                                  --------
such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or

     5.   Effect of Prohibited Transfer.
          -----------------------------

     The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

     6.   Escrow.
          ------

     The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Appendix A. The
                                                              ----------
Joint Escrow Instructions shall be delivered to the escrow agent thereunder.
The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

     7.   Restrictive Legend.
          ------------------

     All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

     8.   Provisions of the Plan.
          ----------------------

     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

     9.   Withholding Taxes; Section 83(b) Election.
          -----------------------------------------

     (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

     (b) The Participant acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

     10.  Severability.
          ------------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     11.  Waiver.
          ------

     Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

     12.  Binding Effect.
          --------------

     This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

     13.  Notice.
          ------

     All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at Vice President, Human Resources, Banyan Systems Incorporated, 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, and to the Participant at 37 Woodland Drive, Nashua, New Hampshire 03063 (or to such other address as either the Company or the Participant may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either Party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the Party for whom it is intended.

     14.  Pronouns.
          --------

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     15.  Entire Agreement.
          ----------------

     This Agreement and the Plan constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

     16.  Amendment.
          ---------

     This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

     17.  Governing Law.
          -------------

     This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                              BANYAN SYSTEMS INCORPORATED


                              By: /s/ William P. Ferry
                                  --------------------
                                 Name:   William P. Ferry
                                 Title:  Chairman and
                                         Chief Executive Officer


                              PARTICIPANT



                              /s/ Anthony J. Bellantuoni
                              --------------------------
                              Print Name: Anthony J. Bellantuoni

                                                                      Appendix A
                                                                      ----------

                          BANYAN SYSTEMS INCORPORATED

                           JOINT ESCROW INSTRUCTIONS



                                    October 16, 1998

Richard M. Spaulding
Clerk
Banyan Systems Incorporated
120 Flanders Road
P.O. Box 5013
Westboro, Massachusetts 01581-5013


Dear Sir:

     As Escrow Agent for Banyan Systems Incorporated, a Massachusetts corporation (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1.   Appointment.  Holder irrevocably authorizes the Company to deposit
          -----------
with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares.
Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

     2.   Closing of Purchase.
          -------------------

     (a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     (b) At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

     3.   Withdrawal.  The Holder shall have the right to withdraw from this
          ----------
escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

     4.   Duties of Escrow Agent.
          ----------------------

     (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.
You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

     (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Clerk of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Clerk shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

     (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

     (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

     5.   Notice.  All notices, instructions and other communications given
          ------
hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to each of the other parties thereunto entitled \either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at Vice President, Human Resources, Banyan Systems Incorporated, 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, to the Participant at 37 Woodland Drive, Nashua, New Hampshire 03063 and to you at Clerk, Banyan Systems Incorporated, 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013 (or to such other address as a party may have furnished to the other parties in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Any party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     6.   Miscellaneous.
          -------------

     (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

     (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                              Very truly yours,

                              BANYAN SYSTEMS INCORPORATED


                              By: /s/ William P. Ferry
                                  ---------------------
                                  Name:   William P. Ferry
                                  Title:  Chairman and
                                          Chief Executive Officer

                              HOLDER


                              /s/ Anthony J. Bellantuoni
                              --------------------------
                              Print Name:  Anthony J. Bellantuoni


ESCROW AGENT


/s/ Richard M. Spaulding
------------------------
Print Name:    Richard M. Spaulding
Print Title:   Clerk

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